Exhibit 99.1

Knoll, Inc. Announces New Credit Facility and Updated Dividend Policy

EAST GREENVILLE, PA, September 6, 2005--Knoll, Inc. (NYSE: KNL) today announced that it has entered into a fully underwritten commitment letter with UBS Loan Finance LLC, UBS Securities LLC, Bank of America N.A. and Banc of America Securities LLC, which provides for a $450 million credit facility, a portion of which would be used to repay the indebtedness under Knoll's existing credit facilities. The closing of the refinancing is subject to the satisfaction of various conditions.

Under the new credit facilities, among other things, (i) the new term loan would mature in seven years, (ii) the new revolving credit agreement would expire in five years, (iii) interest rates would be lower as compared to the existing Knoll credit facilities, (iv) financial covenants would be reset and (v) although the new credit facilities continue to impose restrictions on Knoll's ability to pay dividends, Knoll would be permitted to pay dividends in greater amounts than under its existing credit facilities.

Dividend Policy

In addition, Knoll announced that, subject to the closing of the refinancing, its Board of Directors currently intends to declare and pay quarterly dividends of $0.10 per share on its common stock -- double its current quarterly dividend.

Andrew B. Cogan, Chief Executive Officer, stated, "Our strong financial performance has put us in position to enter into a new and improved credit facility which will reduce our borrowing costs and increase the cash we return to shareholders in the form of increased quarterly dividends."

This proposed change in dividend policy will not affect Knoll's previously announced $0.05 per share cash dividend for the third quarter of 2005, which is payable September 30, 2005 to stockholders of record on September 15, 2005.

Headquartered in East Greenville, Pennsylvania, Knoll, a leading designer and manufacturer of branded office furniture products and textiles, serves clients worldwide. Our commitment to innovation and modern design has yielded a comprehensive portfolio of products designed to provide enduring value and help clients shape their workplaces with imagination and vision. The Knoll commitment to high environmental standards is mandated by a comprehensive Environmental, Health & Safety Management Plan.

Cautionary Statement Regarding Forward-Looking Information

This press release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Knoll, Inc.'s expected future financial position, results of operations, cash flows, business strategy, budgets,
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projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the expectations of Knoll management. Knoll does not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include risks identified on Knoll's Registration Statement on Form S-1 and other filings with the Securities and Exchange Commission. Many of these factors are outside of Knoll's control.

There can be no assurance that the closing conditions to the proposed refinancing will be satisfied or when or whether the refinancing will be consummated.

The declaration and payment of dividends is subject to the discretion of the Board of Directors and depends on various factors, including Knoll's net income, financial condition, cash requirements, future prospects and other factors deemed relevant by Knoll's Board of Directors. Knoll's ability to pay dividends on its common stock will depend upon, among other things, Knoll's level of indebtedness at the time of the proposed dividend and whether Knoll is in compliance with its then existing credit facilities.

CONTACT:
Investors:
Barry L. McCabe
Senior Vice President and Chief Financial Officer
215 679-1301
bmccabe@knoll.com
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Media:
David E. Bright
Knoll, Inc.
212 343-4135
dbright@knoll.com
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